---------------------------------
WILLIAM H. POLK & CO.
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CFRTIFIFD PUBLIC ACCOUNTANTS
---------------------------------                      105 PUBLIC SQUARE
A Professional Association                       BATESVILLE, MISSISSIPPI 38606
                                                  TELEPHONE (662) 563-8661
WILLIAM H. POLK. (,.P.A.                            FAX (662) 563-8666
MICKEY R. ALDRIDGE, C.P.A.
ROBERT E. CRAWFORD, C.P.A,
                                                                   MEMBERS:
                                            AMERICAN INSTITUTE OF CFRTIFIED PUBLIC ACCOUNTANTS
FRANCES LIVINGSTON, C.P.A                    MISSISSIPPI SOCIETY OF CERTIPIrn PUBLIC ACCOUNTANTS
AMY D. RYARS. C.P.A.                       DIVISION FUR CPA FIRMS PRIVATE COMPANIES PRACTIC( SECTIO
ROBERT W. WADSWORTH, C.P.A.
RACHEL M. KIRKLAND, C.P.A.
AUSTIN F. JOYNER, C.P.A.

May 12, 2003

United States Securities and
Exchange Commission
Mail Stop 0408
Washington, DC 20549

     RE: Security Capital Corporation Form 10

This is to advise that we have read the above registrant's response to item 304(a), and agree with those statements.

During our meeting with the Board of Directors of Security Capital Corporation on April 18,
2002, we advised the Board that our firm was neither qualified to audit S.E.C. companies, a member of the S.E.C.P.S,, nor felt that it was cost effective for us to become such for a single
S.E.C. client. We also offered any assistance that we could give in helping the Board locate and evaluate CPA firms offering such services.

We also agree with the statements that for prior years audited by W. H. Polk and Company, the reports of the audited financial statements did not contain any adverse opinions or disclaimers of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Moreover, there were no disagreements on material adjustments, accounting principles, financial disclosure, practices, or auditing scope of procedures between W. H. Polk and Company and the Corporation for any given year.

For the firm,

/s/ Robert E. Crawford
----------------------
Robert E. Crawford
Certified Public Accountant

REC/mjb